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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the ARI Network Services, Inc. 2000 Stock Option Plan and 2000 Employee Stock Purchase Plan of our report dated September 15, 2000 with respect to the financial statements and schedule of ARI Network Services, Inc. included in its Annual Report (Form 10-K) for the year ended July 31, 2000, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP

Milwaukee, Wisconsin
December 18, 2000